EXHIBIT 24 (b) (9)

                 OPINION AND CONSENT OF JOSEPH P. DECRESCE, ESQ.


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To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 (File No. 333-68872) filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

As Counsel to the depositor, I am familiar with the variable annuity, Phoenix Investor's Edge, which is the subject of this Form N-4 registration statement.

In connection with this opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the contracts.

Based upon this review, I am of the opinions that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life Insurance Company.


Very truly yours,


/s/ Joseph P. DeCresce
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Joseph P. DeCresce, Counsel
Phoenix Life Insurance Company

Dated: July 7, 2005